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                                                                   EXHIBIT 10.11
                                                                   -------------

                                VOTING AGREEMENT
                                ----------------

     AGREEMENT, made as of this 30th day of May 1995, by and among Peritus Software Services, Inc., a Massachusetts corporation (the "Company"), Dominic K. Chan (the "Stockholder"), and Massachusetts Capital Resource Company, a Massachusetts special purpose limited partnership (the "Purchaser").

     WHEREAS, on the date hereof, the Purchaser is purchasing from the Company Common Stock Purchase Warrants (the "Warrants") for the purchase (subject to adjustment as provided for therein) of 125,000 shares of the Company's Class A Voting Common Stock, no par value, (the "Common Stock") pursuant to the terms of a certain Note and Warrant Purchase Agreement, dated the date hereof, between the Company and the Purchaser (the "Purchase Agreement"); and

     WHEREAS, the Stockholder is presently the holder of a majority of the outstanding shares of Common Stock of the Company; and

     WHEREAS, it is a condition to the Purchase Agreement that this Agreement be executed by the parties hereto, and the parties are willing to execute this Agreement and to be bound by the provisions hereof;

     NOW, THEREFORE, in consideration of the premises, the agreements set forth below, and the parties' desire to further the interests of the Company and its present and future stockholders, the parties agree as follows:

     1.   Voting Agreement.  At any time and from time, if, and to the extent,
          ----------------
requested in writing by the Stockholder, the Purchaser shall vote, at any and all meetings (including any written action in lieu of a meeting) of stockholders of the Company at which directors are to be elected, all of the shares of Common Stock issued upon exercise of the Warrants and owned or controlled by it in the manner specified in writing by the Stockholder.

     2.   Term.  This Agreement shall continue until the earliest of: (i) the
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completion of a firm commitment underwritten public offering of the Company's securities, (ii) at such time as the Stockholder shall cease to be a full-time, active employee of the Company or (iii) the fifth (5th) anniversary of the date of this Agreement.

     3.   Specific Enforcement.  The Stockholder, the Purchaser and the Company
          --------------------
expressly agrees that the Stockholder will be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this
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Agreement by the Purchaser or the Company, the Stockholder shall, in addition to all other remedies, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions hereof.

     4.   Notices.  All notices or other communications given hereunder shall be
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deemed effective upon delivery at the address of the party to be notified and shall be mailed by certified or registered mail, return receipt requested, delivered by courier, telecopied, or sent by other facsimile method (notices by telecopy or facsimile must be confirmed by next day courier delivery to be effective), addressed to the address specified below such party's signature hereto or such other address as such party may subsequently notify the other parties of in writing.

     5.   Entire Agreement and Amendments.  This Agreement constitutes the
          -------------------------------
entire agreement of the parties with respect to the subject matter hereof and neither this Agreement nor any provision hereof may be waived, modified, amended or terminated except by a written agreement signed by the Company, the Stockholder and the Purchaser.

     6.   Governing Law; Successors and Assigns.  This Agreement shall be
          -------------------------------------
governed by the laws of the Commonwealth of Massachusetts and shall bind and inure to the benefit of the heirs, personal representatives, executors, administrators, successors and assigns of the parties, except that the Stockholder shall not have the right to assign any of its rights under this Agreement.

     7.   Captions.  Captions are for convenience only and are not deemed to be
          --------
part of this Agreement.

     8.   Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              PERITUS SOFTWARE SERVICES, INC.



                              By /s/ Dominic K. Chan
                                ------------------------------------
                                    Dominic K. Chan, President

                              Address:  304 Concord Road
                                        Billerica, MA  01821

                              STOCKHOLDER:

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                              /s/Dominic K. Chan
                              ---------------------------------
                                   Dominic K. Chan

                              Address:  _______________________
                                        _______________________


                              PURCHASER:

                              MASSACHUSETTS CAPITAL RESOURCE COMPANY



                              By:/s/Ben Bailey III
                                 -----------------------------------
                                    Ben Bailey III, Vice President

                              Address:  420 Boylston Street
                                         Boston, MA 02116

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